UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 3, 2021

Venture Lending & Leasing IX, Inc.
(Exact name of registrant as specified in its charter)

MARYLAND	814-01253	82-2040715
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

104 La Mesa Drive, Suite 102, Portola Valley, CA 94028
(Address of principal executive offices, zip code)

Registrant’s telephone number, including area code: (650) 234-4300

(Former name or former address, if changed since last report): N/A

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
N/A	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

Item 5.02     Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

David Wanek has been elected as a member of the Board of Directors of Venture Lending & Leasing IX, Inc. (the “Fund”), effective December 3, 2021, pursuant to Article III, Section 4 of the By-laws of the Fund. Mr. Wanek fills the vacancy on the Board caused by the death of Ron Swenson. Mr. Wanek is the President of the Fund and Vice President of Westech Investment Advisors LLC, doing business as Western Technology Investment (“WTI”). He joined WTI in 2000. Prior to joining WTI, Mr. Wanek held marketing, business development, and legal positions with VeriSign, Wilson Sonsini Goodrich & Rosati, LLP, and Los Alamos National Laboratories. He holds a Bachelor of Science degree from the University of Kansas, a Master of Business Administration degree from the Anderson School of Management at the University of New Mexico and a Juris Doctor degree from Santa Clara University. Mr. Wanek is a member of the California State Bar.

Mr. Wanek may be deemed to control 100% of the Fund by virtue of his senior executive positions with the Fund and WTI, the investment adviser to the Fund and the managing member of Venture Lending & Leasing IX GP, LLC, which is the managing member of Venture Lending & Leasing IX, LLC, the sole shareholder of the Fund.

Mr. Wanek does not receive compensation for his services to the Fund as executive officer. He will not receive compensation for his services as an interested director of the Fund and will not serve on any committee of the Board. Mr. Wanek was not selected as a director pursuant to any arrangement or understanding between or among Mr. Wanek and any other persons.

SIGNATURES

    Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VENTURE LENDING & LEASING IX, INC.
(Registrant)

By: /s/ Jared S. Thear
Jared S. Thear
Chief Financial Officer

Date: December 9, 2021